SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 11, 2002



                          FIVE STAR QUALITY CARE, INC.
               (Exact name of registrant as specified in charter)




           Maryland                 001-16817                 04-3516029
 (State or other jurisdiction      (Commission             (I.R.S. employer
      of incorporation)            file number)         identification number)




400 Centre Street, Newton, Massachusetts                       02458
(Address of principal executive offices)                     (Zip code)




        Registrant's telephone number, including area code: 617-796-8387

Item 2.    Acquisition or Disposition of Assets.

         On January 11, 2002, Senior Housing Properties Trust and Crestline Capital Corporation ("Crestline") closed the transactions contemplated by the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August 9, 2001, among Crestline, CSL Group, Inc., Senior Housing Properties Trust ("Senior Housing") and a subsidiary of Senior Housing, as amended by Amendment to Stock Purchase Agreement, dated November 5, 2001, among Crestline, CSL Group, Inc. Senior Housing and a subsidiary of Senior Housing. Under the Stock Purchase Agreement, a subsidiary of Senior Housing acquired 31 senior living communities from Crestline through the acquisition of the capital stock of CSL Group, Inc.

         Simultaneously with Senior Housing's closing of the transactions contemplated by the Stock Purchase Agreement, we:

o assumed the rights and obligations of the owner of the 31 communities under existing management agreements with Marriott Senior Living Services, Inc.;

o    acquired  certain  operating  assets and liabilities of the 31 communities;
     and

o leased the 31 communities from Senior Housing on a net lease basis requiring annual minimum rent of $63 million.

We closed these transactions pursuant to the Transaction Agreement dated December 7, 2001 (the "Transaction Agreement") by and among Senior Housing, certain subsidiaries of Senior Housing named therein, us, certain subsidiaries of ours named therein, FSQ, Inc., Hospitality Properties Trust, HRPT Properties Trust and REIT Management & Research LLC ("RMR"). The Transaction Agreement governed our spin-off from Senior Housing, which we completed on December 31, 2001, as well as our participation in the Crestline transaction. No separate consideration was paid by us for the business acquisition described in this Item 2 because these transactions comprising the business acquisition were part of our spin-off from Senior Housing. Prior to December 31, 2001, we were a wholly owned subsidiary of Senior Housing.

         On a pro forma basis as of September 30, 2001, the operating assets and liabilities acquired are principally comprised of accounts receivables of $8.9 million and accrued operating liabilities of $12.5 million. We are currently in the process of calculating the actual amount of the operating assets and liabilities acquired, and the net of these operating assets and liabilities, if any, will be settled between Senior Housing and us in cash. The terms of our lease with Senior Housing for the 31 communities as well as our other participation in the Crestline transaction were previously disclosed in our Prospectus dated December 6, 2001, which is a part of our Registration Statement on Form S-1, File No. 333-69846.

         All of our directors, except for Dr. Bruce M. Gans, are trustees of Senior Housing. Our president and treasurer are also employees of RMR, the investment manager to Senior Housing. RMR also provides certain administrative services to us. Gerard M. Martin and Barry M. Portnoy, our two managing directors, are directors and 50% owners of RMR. We previously disclosed other relationships between the parties to the Transaction Agreement and Messrs.

Martin and Portnoy in our Prospectus dated December 6, 2001, which is a part of our Registration Statement on Form S-1, File No. 333-69846.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements. The financial statements required by Item 7(a) are omitted pursuant to General Instruction B.3 to Form 8-K. The financial statements required by Item 7(a) have been previously reported by Five Star Quality Care, Inc. in its Registration Statement on Form S-1 (File No. 333-69846).

          (b) Pro Forma Financial Information. The pro forma financial information required by Item 7(b) is omitted pursuant to General Instruction B.3 to Form 8-K. The pro forma financial information required by Item 7(b) has been previously reported by Five Star Quality Care, Inc. in its Registration Statement on Form S- 1 (File No. 333-69846).

          (c)  Exhibits.

2.1 Stock Purchase Agreement dated as of August 9, 2001, among Senior Housing Properties Trust, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc., including forms of Promissory Note, Escrow Agreement and Tax Allocation Agreement (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated September 21, 2001).

2.2 Amendment to Stock Purchase Agreement among Senior Housing Properties Trust, SNH/CSL Properties Trust, Crestline Capital Corporation and CSL Group, Inc. dated November 5, 2001 (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated November 5,
         2001).

2.3 Transaction Agreement by and among Senior Housing Properties Trust, certain subsidiaries of Senior Housing Properties Trust party thereto, Five Star Quality Care, Inc., certain subsidiaries of Five Star Quality Care, Inc. party thereto, FSQ, Inc., Hospitality Properties Trust, HRPT Properties Trust and Reit Management & Research LLC (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated December 13, 2001).

2.4 Amended Master Lease Agreement by and among certain affiliates of Senior Housing Properties Trust, as Landlord, and FS Tenant Holding Company Trust and FS Tenant Pool III Trust, as Tenant, dated January 11, 2002 (Incorporated by reference to Senior Housing Properties Trust's Current Report on Form 8-K dated December 31, 2001).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      FIVE STAR QUALITY CARE, INC.


                                      By:   /s/ Bruce J. Mackey Jr.
                                          Name:   Bruce J. Mackey Jr.
                                          Title:  Treasurer and Chief Financial
                                                  Officer



Date:  January 25, 2002